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Exhibit 4.3

                          FRONT OF STOCK CERTIFICATE


             Incorporated Under the Laws of the State of Maryland

Number                                                             Shares

--                                                                 --

                       PharmaKinetics Laboratories, Inc.
       250,000 Shares of Class B Convertible Preferred Stock Authorized

This certifies that ________________ is the registered holder of __________________ shares of Class B Convertible Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this ____ day of ________________ A.D. ____________.

__________________________________         ________________________________
James M. Wilkinson, II, President          Taryn L. Kunkel, Secretary

                        Shares without par value each.
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                           BACK OF STOCK CERTIFICATE


The securities represented by this certificate have been purchased pursuant to an investment representation on the part of the holder hereof and shall not be sold, pledged, hypothecated or otherwise transferred, by the holder except upon the issuance to the Corporation of an opinion of counsel and/or the submission to the Corporation of such other evidence as may be satisfactory to counsel for the Corporation, to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue; the differences in the relative rights and preferences between the shares of any series of preferred or special class of stock and the authority of the board of directors to set the relative rights and preferences of subsequent series; and restrictions on transferability.

For value received, _________ hereby sell, assign, and transfer unto _________________________ ________________ shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint _____________ attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated__________________       Year ______________________

In the presence of _______________________        ____________________